Exhibit 4.4

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (“Agreement”), dated as of May 30, 2003, is entered into by and among BANK OF AMERICA, N.A., as Administrative Agent for the Lenders under the Credit Agreement referred to below (“Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, as Trustee for the Noteholders referred to below (the “Trustee”) and HARD ROCK HOTEL, INC., a Nevada corporation (“Borrower”).  All capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement (defined below).

RECITALS

A.            Pursuant to the Credit Agreement dated as of May 30, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Borrower, as borrower, the lenders from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Administrative Agent, the Lenders have agreed to provide to Borrower (i) a term loan in the principal amount of $20,000,000 and (ii) a revolving credit facility in an aggregate principal amount of $20,000,000.

B.            Pursuant to the Credit Agreement, Borrower has executed a Construction Deed of Trust dated as of May 30, 2003 and effective as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Lender Deed of Trust”), a Security Agreement dated as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Lender Security Agreement”), a Trademark Security Interest Assignment dated as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Lender Trademark Security Agreement”), a Copyright Security Interest Assignment dated as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Lender Copyright Security Agreement”), the Deposit Account Control Agreement dated as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Lender Control Agreement”), together with Peter A. Morton, the Trademark Sublicense Consent and Agreement dated as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Lender Trademark Consent Agreement”), and, together with Peter A. Morton, a Subordination Agreement dated as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Lender Subordination Agreement”).

C.            Concurrently herewith, the Borrower shall issue its $140,000,000 8 7/8% Second Lien Notes due June 1, 2013 (the “Notes”) pursuant to an Indenture dated as of May 30, 2003 among the Borrower and the Trustee (as amended, supplemented or otherwise modified from time to time, the “Indenture”).

D.            Pursuant to the Indenture, Borrower has executed a Second Lien Notes Deed of Trust dated as of May 30, 2003 and effective as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Second Lien Deed of Trust”), a Second Lien Notes Security Agreement dated as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Second Lien Security Agreement”), a

Second Lien Notes Trademark Security Interest Assignment dated as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Second Lien Trademark Security Agreement”), a Second Lien Notes Copyright Security Interest Assignment dated as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Second Lien Copyright Security Agreement”), a Second Lien Notes Deposit Account Control Agreement dated as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Second Lien Account Control Agreement”), together with Peter A. Morton, a Second Lien Notes Trademark Sublicense Consent and Agreement dated as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Second Lien Trademark Consent Agreement”) and, together with Peter A. Morton, a Second Lien Notes Subordination Agreement dated as of the date hereof (as at any time amended, supplemented or otherwise modified or replaced, the “Second Lien Subordination Agreement”).

E.             It is a condition precedent to the Lenders’ execution and delivery of the Credit Agreement and the making of the loans and the issuance of other credit accommodations thereunder that the Trustee execute and deliver this Agreement on behalf of the Noteholders for the purpose of subordinating the Liens granted by the Borrower to the Trustee for the benefit of the Noteholders to the Liens granted by the Borrower to the Lenders and subordinating the right of the Noteholders to receive certain principal and interest payments to the rights of the Lenders to receive payments under the terms of the Credit Agreement, as in the manner and to the extent set forth herein.

F.             Pursuant to Sections 10.1(a) and 10.1(c) of the Indenture each Noteholder has, as a condition to accepting the Notes, agreed that the liens securing the Notes shall be subject to the terms of this Agreement and authorized the Trustee to execute and deliver this Agreement and take all action as is necessary or appropriate to acknowledge and effectuate the provisions of this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1.  Definitions and Construction.

(a)  Definitions.  For purposes of this Agreement, the following terms shall have the following definitions:

“Assets” means any interest of the Debtors, and of any other Debtors, in any kind of property or asset, whether real, personal or mixed real and personal, or whether tangible or intangible.

“Bankruptcy Code” means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended from time to time, or any successor statute.

“Code” means the Uniform Commercial Code as codified in the State of Nevada.  All terms used in this Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless another meaning is specifically provided herein.

“Collateral” means Assets with respect to which the Administrative Agent on behalf of the Lenders has a Lien at any time and with respect to which the Trustee on behalf of the Noteholders has a Lien at any time.

“Debtors” shall include both the Borrower and any other Person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the Borrower under the Lender Documents, including, but not limited to, the trustees and the debtors-in-possession in any Insolvency Proceeding of the Borrower or such other Person.

“Distribution of Assets” means any distribution of the Assets or in respect thereof, or of the proceeds thereof, of any kind or character, whether in cash, property, or securities, and whether in respect of repayment of indebtedness or otherwise, and whether upon foreclosure, sale, liquidation or other disposition of the Assets by the parties or either of them as secured creditors, including, but not limited to, adequate protection payments under the Bankruptcy Code.

“Insolvency Proceeding” means, with respect to any Person, (i) any insolvency, bankruptcy, receivership, total or partial liquidation, reorganization, readjustment, custodianship, composition or other proceeding or case for protection or relief from debts or liabilities relating to such Person, any of its subsidiaries, or any of their respective assets, whether voluntary or involuntary, (ii) any dissolution or winding up of such Person or any of its subsidiaries, whether voluntary or involuntary and whether or not involving an insolvency or bankruptcy case or (iii) any assignment or arrangement for the benefit of creditors or any other marshalling of any assets of such Person or any of its subsidiaries.

“Lender Default” means any “Event of Default” as defined in the Credit Agreement.

“Lender Documents” means the Lender Deed of Trust, the Lender Security Agreement, the Lender Trademark Security Agreement, the Lender Copyright Security Agreement, the Lender Control Agreement, the Lender Trademark Consent Agreement, the Lender Subordination Agreement, all other “Loan Documents” as defined in the Credit Agreement or the instruments, documents and agreements executed in favor of the lenders under any successor loan documents.

“Lender Obligations” means (i) the “Obligations” as defined in the Credit Agreement, including any such obligations incurred after the filing of a petition with respect to any applicable Debtor under any Bankruptcy Code (including any interest accruing under any Lender Document after the filing of such petition whether or not allowed or allowable as a claim in any Insolvency Proceeding with respect to any Debtor); (ii) the obligations of the Debtors to any lenders directly or indirectly refinancing such Obligations (in whole or in part), (iii) all obligations owed pursuant to any interest rate hedging arrangement with respect to such Obligations and any direct or indirect refinancings thereof; and (iv) all renewals, extensions, refinancings, refundings, amendments, restatements, supplements, and modifications of all of the foregoing obligations, provided that in any event the aggregate principal amount of the loans and letters of credit constituting Lender Obligations (exclusive of any interest, fees, costs, expenses or obligations owed pursuant to any interest rate hedging arrangement) shall not be increased to an amount which is in excess of the Lender Priority Amount.

“Lender Priority Amount” means $55,000,000 minus the aggregate amount of outstanding FF&E Financing (as defined in the Indenture).

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge or other encumbrance of any kind.

“Noteholder Default” means any “Event of Default” as defined in Section 6.1 of the Indenture.

“Noteholder Documents” means the Indenture, the Notes, the Second Lien Deed of Trust, the Second Lien Security Agreement, Second Lien Trademark Security Agreement, Second Lien Copyright Security Agreement, the Second Lien Account Control Agreement, the Second Lien Trademark Consent Agreement, Second Lien Subordination Agreement, any other Collateral Documents (as defined in the Indenture) or Additional Collateral Documents (as defined in the Indenture) and any certificates, agreements, instruments or other documents executed in connection therewith to which any Debtor and/or the Trustee or any Noteholder are a party.

“Noteholder Obligations” means all indebtedness, claims, debts, liabilities, or obligations of any Debtor owing to the Trustee or the Noteholders under the Noteholder Documents, in each case, of whatever nature, character or description, and whether presently existing or arising hereafter, including, but not limited to, all contract and tort claims that the Trustee or the Noteholders may have with respect thereto under the Noteholder Documents, together with interest and fees accruing thereon and costs and expenses (including attorneys’ fees and expenses) of collection thereof, and all renewals, extensions, refinancings, refundings, amendments, restatements, supplements, and modifications thereof.

“Noteholders” means the holders from time to time of the Notes and any instruments, documents or agreements directly or indirectly refinancing the same.  Subject to the terms hereof and of the Indenture, any right, remedy, privilege or power of the Noteholders shall be exercised by the Trustee.

“Person” means any natural person, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, public authority, or any other organization, irrespective of whether it is a legal entity.

(b)  Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole, the term “including” is not limiting, and the term “or” has the inclusive meaning represented by the phrase “and/or”.  The words “hereof”, “herein”, “hereby”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection and clause references are to this Agreement unless otherwise specified.

2.  Lien Subordination.

(a)  General.  The Trustee, the Noteholders and the Borrower each covenant and agree that all of the Liens on the Assets securing all or any part of the Noteholder Obligations, including without limitation, the Liens created by the Noteholder Documents, are and shall be subordinate, junior and inferior and postponed in priority, operation and effect to the priority, operation and effect of the Liens on the Assets securing all or any part of the Lender Obligations, including without limitation the Liens created by the Lender Documents.  The subordination provided for herein shall be effective notwithstanding the perfection, order of perfection or failure to perfect or failure to maintain the perfection of any such Lien or the filing or recording, order of filing or recording or failure to file or record any instrument or other document in any filing or recording office in any jurisdiction or the Administrative Agent’s Liens being invalid, not binding, unenforceable, void, voidable, voided, subordinated, reduced, disallowed or otherwise set aside in any Insolvency Proceeding with respect to any Debtor.  The subordination provided for herein shall constitute a continuing and accepted offer to all holders, present and future, of the Lender Obligations, and shall be effective in respect of all obligations, however characterized, whether principal, interest, fees, indemnity claims or other obligations of the Debtors constituting Lender Obligations, including without limitation any interest on the Lender Obligations arising following the filing of any petition against any Debtor under the Bankruptcy Code.  Notwithstanding anything to the contrary set forth above, in the event that the Administrative Agent’s Liens on the Assets securing all or any part of the Lender Obligations, including without limitation the Liens created by the Lender Documents are ruled by a court of competent jurisdiction to be invalid, not binding, unenforceable, void, voidable, voided, subordinated, reduced, disallowed or otherwise set aside in any legal proceeding, including any Insolvency Proceeding with respect to any Debtor, by reason of the willful misconduct of the Administrative Agent or any one or more of the Lenders, then the Liens of the Noteholder Documents shall not be subject to this Section 2.

(b)  Subordination on Dissolution, Liquidation or Reorganization of Debtors.

(i)            Upon any Distribution of Assets, whether in the event of any Insolvency Proceeding of any Debtor or otherwise and regardless of whether any of the Administrative Agent’s Liens on the Assets have been found invalid, not binding, unenforceable, void, voidable, voided, subordinated, reduced, disallowed or otherwise set aside in any legal proceeding, then:

(A)          all amounts payable under or on account of the Lender Obligations shall first be indefeasibly paid in full and in cash from such Distribution of Assets, before the holders of Noteholder Obligations shall be entitled to receive any Distribution of Assets; and

(B)           before any payment may be made on account of the Noteholder Obligations, any such Distribution of Assets to which the Noteholders would be entitled, but for the provisions of this Section 2(b)(i), shall be made directly to the

Administrative Agent for the benefit of the Lenders to the extent necessary to indefeasibly pay all Lender Obligations in full, in cash, after giving effect to any concurrent payment or distribution to the Administrative Agent for the benefit of the Lenders.  In the case of a non-cash Distribution of Assets with respect to the Noteholder Obligations which is delivered to the Administrative Agent for the benefit of the Lenders under this Section 2(b)(i), the Lender Obligations shall be deemed satisfied in the amount equal to the cash realized by the Lenders upon disposition of such Distribution of Assets; until such disposition, the non-cash Distribution of Assets shall be held as security for the Lender Obligations.  Neither the Administrative Agent nor any Lender shall have any duty hereunder to sell or otherwise reduce to cash any non-cash Distribution of Assets turned over by the Trustee or any Noteholder in accordance with this Section 2(b)(i), and neither the Administrative Agent nor any Lender shall have any liability to the Trustee or any Noteholder with respect to any such sale or other disposition, under the Code or otherwise, except for liability arising from the Administrative Agent’s or any Lender’s willful misconduct or gross negligence, and such sale or other disposition shall not affect the Administrative Agent’s and the Lender’s rights and remedies hereunder.

(ii)           The Administrative Agent (on behalf of the Lenders) is hereby irrevocably authorized and empowered (in its own name or in the name of the Trustee, the Noteholders or otherwise), but shall have no obligation, to demand, sue for, collect and receive every Distribution of Assets and give acquittance therefore and take such other action on behalf of the Noteholders as it may deem necessary for the exercise or enforcement of any of the Lenders’ rights or interests hereunder.  The Trustee and the Noteholders shall duly and promptly take such action as the Administrative Agent may request (A) to collect the Noteholder Obligations for the account of the Lenders and to file appropriate claims or proofs of claim in respect of the Noteholder Obligations, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as it may reasonably request in order to enable it to enforce any and all claims with respect to, and any Liens securing payment of, the Noteholder Obligations, and (C) to collect and receive any and all Distribution of Assets which may be payable or deliverable upon or with respect to the Noteholder Obligations.

(c)  Bankruptcy Reorganizations.  Without limitation upon Section 2(b) hereof, to the extent that any proceeding under the Bankruptcy Code results in the reorganization of the affairs of the Debtors, the Trustee and the Noteholders shall not vote for or approve any plan of reorganization which does not result in the full and immediate payment in cash of the Lender Obligations which the Lenders have not voted for or approved or which does any of the following:

(i)            extends the term of the Lender Obligations or delays or reduces any payment to which the Lenders would have been entitled but for the existence of such proceeding;

(ii)           requires Administrative Agent or the Lenders to release any collateral or guarantees for the Lender Obligations or requires the Lenders to share any collateral or guarantees with any other Person (other than the Noteholders to the same extent permitted herein) or requires the liens of Administrative Agent or the Lenders to be subject or subordinate to the liens of any Person, including without limitation the provider of any “debtor-in-possession” financing or similar arrangements; or

(iii)          otherwise requires Administrative Agent or the Lenders to accept “adequate protection” for their claims in lieu of full and immediate cash payment or first priority Liens on the Assets (subject only to liens and encumbrances then permitted by the terms of the Lender Obligations).

(d)  Subordination of Title Insurance Claims.  In the event that the Lenders and the Noteholders suffer any loss for which they are insured by title insurance in relation to the property purportedly encumbered by the Lender Deed of Trust or are otherwise entitled to assert a claim against such insurers, and for which the same insurers are liable to both the Administrative Agent (for the benefit of the Lenders) and the Trustee (for the benefit of the Noteholders), or as to which both Administrative Agent and the Trustee may assert such a claim), then the claims of the Trustee against such title insurers in respect to such losses shall be in every respect subordinated and junior to the claims of the Administrative Agent against such title insurers.

(e)  Legends.  Each instrument, document and agreement evidencing any Lien held by the Trustee or the Noteholder on account of the Noteholder Obligations shall bear a prominent legend as follows (unless otherwise consented to, in writing, by the Administrative Agent):

“PURSUANT TO AN INTERCREDITOR AGREEMENT DATED AS OF MAY 30, 2003, THE LIENS GRANTED PURSUANT TO THIS INSTRUMENT ARE SUBJECT AND SUBORDINATE TO THE LIENS GRANTED TO BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT.”

(f)  No New Liens.  So long as the Lender Obligations have not been indefeasibly paid in full in cash and the commitments of the Lenders to provide financing under the Lender Documents terminated, the parties hereto agree that (a) Borrower shall not, and shall not permit any other Debtor to, grant or permit any additional Liens on any asset to secure any Noteholder Obligations and no such Lien purporting to secure the Noteholder Obligations, or any portion thereof, shall be deemed granted or permitted, unless, in each case, Borrower or such other Debtor has also granted a Lien on such asset to Administrative Agent to secure the Lender Obligations; and (b) Borrower shall not, and shall not permit any other Debtor to, grant or permit any additional Liens on any asset to secure any Lender Obligations and no such Lien purporting to secure the Lender Obligations, or any portion thereof, shall be deemed granted or permitted, unless, in each case, to the extent required under the Noteholder Documents and commercially feasible, Borrower or such other Debtor has also granted a Lien on such asset to Trustee to secure the Noteholder Obligations.

3.  Remedies Standstill.

(a)  The Trustee shall give written notice to the Administrative Agent of each Noteholder Default of which it otherwise asserts against any of the Debtors (each a “Noteholder

Default Notice”).  For so long as any Lender Obligations remain outstanding and unpaid, neither the Trustee nor the Noteholders shall, for a period of 179 days after the date upon which any Noteholder Default Notice is given (each such 179 day period (as extended pursuant to clause (c) of this Section, a “Standstill Period”), without the Administrative Agent’s prior written consent, given in the Administrative Agent’s sole and absolute discretion:  (i) exercise any right of set-off with respect to the Noteholder Obligations with respect to any Assets in its possession or control; (ii) exercise any right of possession of any Collateral securing the Noteholder Obligations or attach, seize, or realize upon any Collateral securing the Noteholder Obligations or otherwise enforce any Lien against the Assets or authorize or direct any trustee under any deed of trust to do so; or (iii) exercise any right under the Code, including, but not limited to, the right of strict foreclosure, but excluding the right of redemption in respect of any Asset.

(b)  No additional Standstill Period shall commence on the basis of any Noteholder Default which occurs or is asserted during any Standstill Period, provided that (unless the Administrative Agent otherwise consents in writing in its sole discretion), if the Trustee has not accelerated the balance of the Noteholder Obligations within the sixty day period following the end of any Standstill Period, then the Trustee shall be obliged to give a new Noteholder Default Notice to the Administrative Agent and to observe a new Standstill Period with respect to any Noteholder Defaults thereafter asserted.

(c)  In the event that, during or after any Standstill period, either (i) an Insolvency Proceeding is commenced with respect to any Debtor, or (ii) the maturity of the Lender Obligations is accelerated and the Administrative Agent or the Lenders commence any foreclosure or enforcement proceedings with respect to the liens securing the Lender Obligations, then the Standstill Period shall be extended until such time as (y) the Lender Obligations are indefeasibly paid in full and in cash, or (z) the Lenders rescind such acceleration.  During the Standstill Period, as so extended, the Trustee and the Noteholders shall not without the Administrative Agent’s prior written consent, given in the Administrative Agent’s sole and absolute discretion:  (i) exercise any right of set-off with respect to the Noteholder Obligations with respect to any Assets in its possession or control; (ii) exercise any right of possession of any Collateral securing the Noteholder Obligations or attach, seize, or realize upon any Collateral securing the Noteholder Obligations or otherwise enforce any Lien against the Assets or authorize or direct any trustee under any deed of trust to do so; or (iii) exercise any right under the Code, including, but not limited to, the right of strict foreclosure, but excluding the right of redemption in respect of any Asset.

(d)  If the Trustee or the Noteholders take any action in violation of this Section 3, (i) the Administrative Agent may intervene in any proceeding seeking to enforce the Liens of the Noteholders or otherwise seek judicial restraint of such action, and (ii) the applicable Debtors may interpose as a defense or a dilatory plea the making of this Agreement and Administrative Agent and the Lenders may intervene and interpose such defense or plea in the names of the applicable Debtors.  If the Trustee or the Noteholders, other than in accordance with this Section 3, attempt to enforce any Lien with respect to the Noteholder Obligations, Administrative Agent, the Lenders or the applicable Debtors may, by virtue of this Agreement, restrain the enforcement thereof in the name of Administrative Agent, the Lenders or such Debtors.

(e)  Each Debtor covenants and agrees to toll, upon the Noteholders’ request, the statute of limitations with respect to any action which the Noteholders might bring but for the provisions of this Section 3.

4.  Payment Subordination.  The Administrative Agent and the Lenders shall be entitled to the full and indefeasible payment and performance of the Lender Obligations from the Assets and the proceeds thereof prior to any payment or performance of the Noteholder Obligations from the Assets and the proceeds thereof.  In furtherance thereof, the Debtors agree that (a) following the giving of written notice by the Administrative Agent to the Borrower of the occurrence of any Lender Default which is a default in the payment of money (including any Lender Default which has resulted in an acceleration of the Lender Obligations) or (b) the filing of any proceeding under the Bankruptcy Code with respect to either of the Debtors, the Debtors shall not make (and the Trustee and the Noteholders agree that, they shall not take and receive) any payments with respect to the Noteholder Obligations from the Assets or the proceeds thereof and (b) following the giving of written notice by the Administrative Agent to the Borrower of the occurrence of any other Lender Default which may, with the lapse of time or the giving of notice, result in an acceleration of the Lender Obligations, the Debtors shall not make (and the Trustee and the Noteholders agree that, they shall not take and receive) any payments with respect to the Noteholder Obligations whether from the Assets, the proceeds thereof or otherwise until the earlier to occur of (i) the waiver or cure, in accordance with the terms of the Lender Documents, of such Lender Default or (ii) the expiration of 179 days after Borrowers receipt of such notice without the Lender Obligations having been accelerated or an Insolvency Proceeding being commenced with respect to any Debtor during such 179-day period.  No nonpayment default that existed or was continuing on the date of delivery of any notice to the Trustee by the Administrative Agent pursuant to clause (b) above, and which is known to the Lenders, shall be, or be made, the basis for a subsequent notice pursuant to clause (b) above (unless such nonpayment default shall have been cured or waived for a period of not less than 181 days).  Any payment made in violation of this Section 4 shall be held by the Trustee in the manner described in Section 6.  Notwithstanding anything to the contrary set forth above, in the event that the Administrative Agent’s rights to receive payment in respect of the Lender Obligations are ruled by a court of competent jurisdiction to be subordinated to the claims of unsecured creditors or otherwise set aside in any legal proceeding, including any Insolvency Proceeding with respect to any Debtor, by reason of the willful misconduct of the Administrative Agent or any one or more of the Lenders, then the rights of the Noteholders in respect of the Noteholder Obligations shall not be subject to this Section 4.

5.  Disposition of Collateral.  Upon any foreclosure upon, or realization or collection in respect of, any Collateral, whether such actions taken are by or on behalf of Administrative Agent, the Lenders, Trustee or the Noteholders or otherwise, all Lender Obligations shall first be indefeasibly satisfied in full in cash from the proceeds thereof, before the Noteholders shall be entitled to receive or retain any proceeds or Assets from such foreclosure, realization or collection.

6.  Payments and/or Property Held in Trust.  If (a) any payment or other distribution (whether in cash or other property) is made to the Trustee or the Noteholders in violation of this Agreement or (b) any cash or other property is received by the Trustee or the Noteholders upon any disposition or other action with respect to any of the Collateral, including, but not limited to, converting accounts receivable, instruments and chattel paper to cash, in violation of this Agreement, before the Lender Obligations are indefeasibly paid in full, in cash, and the commitments of the Lenders under the Credit Agreement are terminated or expire, then the Trustee and the Noteholders shall receive the same in trust for the Lenders’ benefit and shall forthwith remit the same to the Administrative Agent for the benefit of the Lenders in the form in which the same was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer the same, to the extent necessary to indefeasibly pay in full, in cash, the Lender Obligations, after giving effect to any other payment or distribution with respect to the Lender Obligations.

7.  Trustee’s and Noteholders’ Representations, Warranties and Covenants.  The Trustee represents and warrants that it has not entered into any subordination agreement with respect to any Lien securing the Noteholder Obligations prior to the execution and delivery of this Agreement.  The Trustee covenants not to enter into any subordination agreement with respect to any Lien securing the Noteholder Obligations without the Lenders’ prior written consent, given in their sole and absolute discretion through the Administrative Agent.  Any and all such subsequent subordinations shall be, and shall be expressed to be, subject and subordinate to the terms of this Agreement.

8.  Rights of The Lenders Not to Be Impaired, Etc.

(a)  No right of the Administrative Agent or any Lender to enforce the subordination and other terms and conditions provided herein shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Administrative Agent or any Lender, or by any non-compliance by any Debtor with the terms and provisions and covenants herein, regardless of any knowledge thereof the Administrative Agent or any Lender may have or with which the Administrative Agent or any Lender may otherwise be charged, except as set forth herein with respect to the willful misconduct of Administrative Agent or any Lender. The Administrative Agent and the Lenders shall not be prejudiced in their right to enforce the subordination of any Liens securing the Noteholder Obligations by any act or failure to act by any Debtor or any other Person in custody of any of the Assets.

(b)  Without limiting the generality of the foregoing, the Trustee and the Noteholders, for the benefit of Administrative Agent and the Lenders, waive any right the Trustee or the Noteholders may have to require Administrative Agent and the Lenders to (i) proceed against any Person, including the Debtors; (ii) proceed against or exhaust any security held from any Debtor or any other Person; or (iii) pursue any other remedy in such Person’s power.

(c)  The Trustee and the Noteholders further waive, for the benefit of Administrative Agent and the Lenders, any defense or cause of action based upon or arising by reason of (i) any disability or other defense of any Debtor or any other Person; (ii) the cessation or limitation from any cause whatsoever, other than indefeasible payment in full in cash, of the Lender Obligations; (iii) any lack of authority of any officer, director, partner, agent or any other Person acting or purporting to act on behalf of any Debtor; (iv) any act or omission by the Administrative Agent or the lenders which directly or indirectly results in or aids the discharge of any Debtor or any Lender Obligations by operation of law or otherwise, except as set forth herein with respect to the willful misconduct of Administrative Agent or any Lender; (v) any failure by the Administrative Agent, the Lenders or their agents to use reasonable care in the custody and preservation of Collateral in the possession of the Administrative Agent, the Lenders or their agents which directly or indirectly impair or diminishes the value of the Liens securing the Noteholder Obligations; or (vi) any failure by the Administrative Agent, the Lenders or their agents to fulfill any duty owed to the Noteholders as bailee or agent with respect to any of the Collateral.

(d)  The Trustee and the Noteholders agree that the Lenders shall have the right to apply the proceeds of any disposition of Collateral in the manner Administrative Agent and the Lenders determine, in their sole and absolute discretion, provided that such application complies with applicable law and this Agreement.  Notwithstanding the foregoing sentence, any proceeds of any such disposition of Collateral remaining in the possession of the Administrative Agent or the Lenders after the Lender Obligations have been indefeasibly paid in full in cash shall be paid by the Administrative Agent to the Trustee for application to the Noteholders Obligations.

(e)  The Trustee and the Noteholders agree that (i) neither the Administrative Agent nor any Lender shall have any obligation to marshal any Collateral in favor of the Noteholders or any other Person; and (ii) neither the Administrative Agent nor the Lenders shall be liable to the Trustee or the Noteholders for any action or failure to act in exercising their rights and remedies under this Agreement, the Lender Documents or against any of the Collateral.

(f)  If, (A) in connection with: (i) the exercise of the Administrative Agent’s remedies in respect of the Collateral provided for under the terms of the Lender Documents, including any sale, lease, exchange, transfer or other disposition of such Collateral; or (ii) any sale, lease, exchange, transfer or other disposition of Collateral (or release of any guarantor from its obligations under its guaranty of the Lender Obligations) in each case as permitted under the terms of the Credit Agreement (whether or not an event of default under, and as defined therein, has occurred and is continuing) and permitted or not prohibited under the Indenture; or (iii) any agreement between the Administrative Agent and the Borrower to release the Administrative Agent’s Lien on any portion of the Collateral or to release any guarantor from its obligations under its guaranty of the Lender Obligations, which release is not otherwise prohibited by the terms of the Indenture as reasonably determined by the Trustee, and (B) the Administrative Agent, for itself or on behalf of any of the Lenders, releases any of its Liens on any part of the Collateral (or any guarantor from its obligations under its guaranty of the Lender Obligations), then, in such event, the Liens of the Collateral Agent, for itself or for the benefit of the Noteholders, on such Collateral ( and the obligations of such guarantor under its guaranty of the Noteholder Obligations) shall be (immediately in the case if a event under subsections (A)(i) and (A)(ii) above, but in the case of subsection (A)(iii) only after reasonably prompt delivery of written notice by the Collateral Agent to the Borrower and Administrative Agent of the Collateral Agent’s reasonable determination that such release is not otherwise prohibited under the Indenture) automatically, unconditionally and simultaneously released and the Collateral Agent, for itself or on behalf of any such Noteholder, promptly shall execute and deliver to the Administrative Agent or the Borrower such termination statements, releases and other documents as the Administrative Agent or the Borrower may request to effectively confirm such release.  For avoidance of doubt, in the case of a release authorized by notice of the Collateral Agent under subsection (A)(iii), such release shall be effected simultaneously with the delivery of the required written notice by the Collateral Agent.  The Collateral Agent, for itself and on behalf of the Noteholders, hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Collateral Agent or in the Administrative Agent’s own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Section 8(f), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 8(f), including, without limitation, any financing statements, endorsements or other instruments or transfer or release.  For avoidance of doubt, this power of attorney shall not extend to the determination or notice required under subsection (iii), which must be given reasonably promptly by the Collateral Agent, nor shall Administrative Agent use this power of attorney to release Liens in respect of an event under subsection (iii) unless and until the required written notice has been delivered by the Collateral Agent.

(g)  The Trustee and the Noteholders agree that the Liens against the Collateral securing the Noteholder Obligations shall terminate upon exercise of the Administrative Agent’s and/or the Lenders’ strict foreclosure rights under the Code, whether or not the Liens would terminate pursuant to the Code.  Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Trustee and/or the Noteholders or otherwise) to take all actions reasonably and necessary to effect such termination.

(h)  The Trustee and the Noteholders (i) consent to any extension or renewal of the Liens securing the Lender Obligations, (ii) waive any right to cure any Lender Default, whether by payment or any portion of the Lender Obligations or otherwise (but without prejudice to any rights of redemption or similar rights available to the Trustee and the Noteholders pursuant to applicable law), (iii) waive any right to set aside or otherwise legally challenge any foreclosure sale or other exercise of rights and remedies by Administrative Agent or the Lenders, (iv) waive any right to redeem any Collateral foreclosed upon or otherwise disposed of by Administrative Agent or the Lenders, (v) agree not to contest the commercial reasonableness of any sale of the Collateral by Administrative Agent or the Lenders, (vi) agree to cooperate with Administrative Agent and the Lenders in connection with any foreclosure sale or other exercise of rights and remedies by them, and (vii) agree that the Liens securing the Noteholder Obligations shall be extinguished with respect to any Collateral foreclosed upon or otherwise disposed of by Administrative Agent or the Lenders in accordance with applicable law.

(i)  The Trustee and the Noteholders agree that neither the Administrative Agent nor any Lender shall be a fiduciary or an agent of the Trustee or the Noteholders, or otherwise owe any duty to the Trustee or the Noteholders, by virtue of any provision of this Agreement or the Administrative Agent’s or the Lenders’ exercise, or failure to exercise, any right hereunder.

9.  Bailee for Certain Collateral.

(a)  Solely for the purposes of perfecting any Liens granted to Trustee therein and in all respects subject to the terms of this Agreement, the Administrative Agent agrees to hold any Collateral that is in its possession or control (or in the possession or control of its agents or bailees, in each case, the “Bailee Collateral”) as bailee for the Lenders and the Trustee.

(b)  The rights of the Trustee in Bailee Collateral shall at all times be subject to the terms of this Agreement.  Except as expressly required by the terms of this Agreement, Administrative Agent shall be free to deal with the Bailee Collateral in accordance with the terms of the Lender Documents and any applicable laws as if the Liens of the Trustee therein did not exist.

(c)  The Administrative Agent shall have no obligation whatsoever to any Lenders, the Trustee or any Noteholder to assure that the Bailee Collateral is genuine or owned by any of the Debtors or to preserve rights or benefits of any Person except as expressly set forth in this Section 9.  The duties or responsibilities of the Administrative Agent under this Section 9 shall be limited solely to holding the Bailee Collateral as bailee in accordance with this Section 9.

(d)  The Administrative Agent acting pursuant to this Section 9 shall not have by reason of any Lender Document, any Noteholder Document, this Agreement or any other document, a fiduciary relationship in respect of any Lender, the Trustee, any Noteholder or any successor Administrative Agent.

(e)  Upon the indefeasible payment in full of the Lender Obligations and the termination of the Lenders’ commitments to provide financing under the Lender Documents, Administrative Agent shall, without representation or warranty of any kind other than as to authority to transfer, deliver any remaining Bailee Collateral in its possession or under its control together with any necessary endorsements to the Trustee if any Noteholder Obligations remain outstanding, and if no Noteholder Obligations remain outstanding, then to Borrower (in each case, solely for the purpose of allowing such Person to obtain possession or control, as the case may be, of such Bailee Collateral).  Such Administrative Agent further agrees to take all other action reasonably requested by such Person to effectuate any transfer of possession or control of the Bailee Collateral contemplated by this Section 9.

(f)  In the event Trustee is permitted, under the terms of this Agreement, to exercise any of its remedies with respect to a deposit account which is subject to both the Lender Control Agreement and the Second Lien Control Agreement, or subject to separate control agreements in favor of Administrative Agent and Trustee respectively which prohibit Trustee from exercising control without the consent of Administrative Agent, to the extent Administrative Agent is not and does not intend to exercise control over such deposit accounts, Administrative Agent shall, upon request by Trustee, notify the relevant depository institution of its consent to such exercise of remedies.

10.  Conduct of Insolvency Proceeding.

(a)  In any Insolvency Proceeding of any Debtor, the Trustee and the Noteholders agree that if the Trustee or any Noteholder has not filed a proof of claim with respect to the Noteholder Obligations on or prior to the date that is thirty days before the expiration of the time to file any such proof of claim, the Trustee or such Noteholder will be deemed to have irrevocably appointed the Administrative Agent its agent and attorney-in-fact (i) to make, file and present for and on behalf of the Trustee or such Noteholder such proofs of claims against any Debtor on account of the Noteholder Obligations and (ii) to vote such claims in such proceedings (in the name of the Lenders or the Trustee or such Noteholder as the Administrative Agent may deem necessary or advisable) if the Trustee or such Noteholder fails to vote such claim on or prior to the date that is ten days before the expiration of the time to vote any such claim; provided that the Administrative Agent shall have no obligation to make, file, present and/or vote any such proof of claim.  In the event the Administrative Agent votes any claim of the Trustee or any Noteholder in accordance with its authority granted hereby, the Trustee or such Noteholder, as applicable, shall not be entitled to change or withdraw such vote.

(b)  The Trustee and the Noteholders agree that Administrative Agent (on behalf of the Lenders) may consent to the use of cash collateral or provide financing to any applicable Debtor on such terms and conditions and in such amounts as they, in their sole and absolute discretion, may decide and that, in connection with such cash collateral usage or such financing, such Debtor (or a trustee appointed for the estate of such Debtor) may grant to the Administrative Agent, on behalf of the Lenders, Liens upon all Assets, which Liens (i) shall secure payment of all Lender Obligations (whether such Lender Obligations arose prior to the filing of the petition for relief under the Bankruptcy Code or arise thereafter); provided, that, the aggregate principal amount of the loans and letters of credit constituting Lender Obligations (exclusive of any interest, fees, costs, expenses or obligations owed pursuant to any interest rate hedging arrangement) so secured shall not exceed the Lender Priority Amount; and (ii) shall be superior in priority to the Liens held by Trustee for the benefit of the Noteholders on the Assets.  All allocations of payments between the Lenders and the Noteholders shall, subject to any court order, continue to be made after the filing of a petition under the Bankruptcy Code on the same basis that the payments were to be allocated under the terms of this Agreement prior to the date of such filing.  The Trustee and the Noteholders agree that neither the Trustee nor the Noteholders, respectively, will object to or oppose a sale or other disposition of any Assets securing the Lender Obligations (or any portion thereof) free and clear of Liens or other claims of the Trustee and the Noteholders under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Administrative Agent and the Lenders have consented to such sale or disposition of such Assets.  The Trustee and the Noteholders agree that they will not seek to have the automatic stay lifted with respect to the Noteholder Obligations and the Liens securing the Noteholder Obligations, in each case without Administrative Agent’s and the Lenders’ prior written consent, given in their sole and absolute discretion.  The Trustee and the Noteholders agree not to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the Lenders’ claim or the terms of any Lender Document, or (ii) challenging the enforceability of any Liens in Assets securing the Lender Obligations or the priority thereof.

11.  Call Right in Favor of the Noteholders.  The Administrative Agent agrees on behalf of the Lenders that, unless a proceeding under the Bankruptcy Code has been filed in respect of any of the Debtors, it shall provide written notice of any acceleration of the maturity of the Lender Obligations to the Trustee (the “Call Notice”) and that the Noteholders shall have, during the thirty day period following such notice, the right to purchase the Lender Obligations from the Lenders for a purchase price equal to the outstanding principal balance thereof (including any outstanding letters of credit and other similar financial accommodations), plus all accrued and unpaid interest, fees and other amounts due to the Administrative Agent or the Lenders under the Lender Documents, provided that the Trustee and the Noteholders shall make arrangements reasonably acceptable to the Administrative Agent for backup indemnification for any contingent liabilities of the Debtors and their affiliates under the Lender Documents.  The Trustee and the Noteholders further agree that neither the Administrative Agent nor the Lenders will have any disclosure duty to the Trustee or Noteholders, respectively, other than to inform the Trustee of the amount of the Lender Obligations, and the Trustee agrees that neither the Administrative Agent nor the Lenders make any representation or warranty with respect to the Lender Obligations (except for their legal authority to sell and make settlements thereof), the Collateral or any other matter the Trustee and the Noteholders waive any claim which the Trustee or the Noteholders, respectively, may have against the Administrative Agent or the lenders with respect to the Lender Obligations and the collateral as a result of exercising their rights under this Section.  In conjunction with the exercise of the Noteholders’ rights under this Section, the Noteholders exercising such rights agree to execute and deliver all documentation requested by Administrative Agent or the Lenders which is necessary to effectuate the foregoing agreements and waivers.  The sole obligation of the Trustee hereunder shall be to deliver the Call Notice to the Noteholders following receipt thereof from the Administrative Agent.

12.  Subrogation.  Upon the indefeasible payment in full, in cash, of the Lender Obligations and the termination or expiration of the Lender’s commitments to provide financing under the Lender Documents, the Noteholders shall be subrogated to the rights of the Lenders to receive any Distribution of Assets made on account of the Lender Obligations to the extent that distributions otherwise payable to the Noteholders have been applied to payment of Lender Obligations, until the Noteholder Obligations shall be paid in full; and for the purposes of such subrogation, no Distribution of Assets to Administrative Agent or the Lenders of any cash, property, or securities to which the holders of Noteholder Obligations would be entitled except for the provisions hereof, and no payment paid over pursuant to the provisions of Section 6 to Administrative Agent or the Lenders by the Noteholders shall, as among the Debtors, their respective creditors, and the Noteholders, be deemed to be a payment by the Debtors to or on account of such Lender Obligations.  Neither the Administrative Agent nor the Lenders shall have any liability to the Trustee or the Noteholders, and the subordination and other provisions of this Agreement shall not be affected by, any act or omission by the Administrative Agent or the Lenders, prior to indefeasible payment in full, in cash, of the Lender Obligations and the termination or expiration of the Lenders’ commitments to provide financing under the Lender Documents, which affect in any way the Noteholders’ subrogation rights hereunder.

13.  Obligations of Debtors Unconditional.  Nothing contained in this Agreement is intended to or shall, as among the Debtors or their respective creditors, impair the obligations of the Debtors, which obligations are absolute and unconditional, to pay the Lender Obligations and the Noteholder Obligations as and when the same shall become due and payable in accordance with their terms.  Nothing contained in this Agreement is intended to or shall, as among the Debtors or their respective creditors, affect the relative rights of the Noteholders and other creditors of the Debtors (other than between the Noteholders and the Lenders).

14.  Further Assurances; Continuing Offer.  The Trustee and the Noteholders agree to take such actions and execute, acknowledge and deliver, or cause to be executed, acknowledge and delivered, such documents as are reasonably requested by a Debtor or the Administrative Agent to effectuate and carry out the purposes of this Agreement and the subordination provisions hereunder, so long as any such acts are consistent with and do not impose terms of subordination more onerous than the terms hereof.  This Agreement shall constitute a continuing offer to all Persons who become holders of or continue to hold any Lender Obligations and to any holders of indebtedness used to refinance the Lender Obligations.  In the event the Lender Obligations are refinanced, in whole or in part, upon request by holders of such refinancing indebtedness (or their agent), Trustee and the Debtors shall execute for their benefit an intercreditor agreement substantially in the form of this Agreement.

15.  Modification and Expansion of Lender Obligations; No Modification of Noteholder Documents.  Notwithstanding any term of the Noteholder Documents to the contrary, Administrative Agent and/or the Lenders may (i) take any action with respect to the Lender which they are permitted to take under the Lender Documents or applicable law, (ii) grant extensions of time of payment or performance of any Lender Obligations, (iii) make compromises and settlements with the Obligors and other Persons regarding any Lender Obligations, (iv) increase, expand and/or modify any Lender Obligations without the consent of the Trustee or the Noteholders, and without affecting this Agreement and its rights hereunder, (v) amending any present or future agreement with any Debtor provided, in each case, that in any event the aggregate principal amount of the loans and letters of credit constituting Lender Obligations (exclusive of any interest, fees, costs, expenses or obligations owed pursuant to any interest rate hedging arrangement) shall not exceed the Lender Priority Amount.  No action that the Administrative Agent or the Lenders may take, or refrain from taking, with respect to the Lender Obligations or any Collateral therefor or any agreements in connection therewith, shall affect this Agreement or the Administrative Agent’s or the Lenders’ rights hereunder.

16.  Discontinuation of Credit.  If, at any time hereafter, the Lenders shall, in the Lenders’ sole and absolute judgment, determine to discontinue the extension of credit to Borrower, the Lenders may do so if permitted by the terms and provisions of the Credit Agreement.  Such discontinuation notwithstanding, this Agreement shall continue in full force and effect until the Lender Obligations shall have been indefeasibly paid in full, in cash, and the Lender Documents terminate or expire.

17.  Statutes of Limitation.  The obligations of any Debtor, the Trustee and the Noteholders hereunder shall continue irrespective of, and each Debtor and the Trustee and the Noteholders hereby waive, so far as the law permits, any existing or future statues of limitation applicable thereto or applicable to the enforcement of indebtedness and liability of any Debtor, and any Collateral therefore.

18.  Impairment of Lender Obligations or Lien.  No court or other action which has the effect of voiding, impairing, equitably subordinating or otherwise adversely affecting the Lender Obligations or the Liens securing the Lender Obligations, whether in connection with an Insolvency Proceeding with respect to any Debtor or otherwise, shall affect the Administrative Agent’s or the Lenders’ rights hereunder or any of the Trustees or the Noteholders’ waivers, covenants or obligations hereunder, except as set forth herein with respect to the willful misconduct of Administrative Agent or any Lender.

19.  Breach of Duty or Obligation to the Trustee or the Noteholders.  No breach by the Administrative Agent or the Lenders of any duty or obligation owed to the Trustee or the Noteholders, whether under this Agreement or otherwise, nor any determination that the Administrative Agent or the Lenders have any liability to the Trustee or the Noteholders, whether under this Agreement or otherwise, shall affect the Administrative Agent’s or the Lenders’ rights hereunder or any of the Trustee’s or the Noteholders’ waivers, covenants or obligations hereunder.

20.  Waiver of Jury Trial.  THE TRUSTEE AND THE NOTEHOLDERS, THE DEBTORS, AND THE ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND THE LENDERS, EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.  IF NECESSARY, EACH PARTY WILL UPON DEMAND EXECUTE AND DELIVER TO ANY OTHER PARTY ALL SUCH INSTRUMENTS AND DOCUMENTS AS MAY BE REQUIRED (OR REQUESTED BY SUCH OTHER PARTY) IN ORDER TO FILE PAPERS WITH ANY COURT OF COMPETENT JURISDICTION SO AS TO EFFECTIVELY WAIVE, OR ACKNOWLEDGE ITS WAIVER OF, ALL SUCH RIGHTS.

21.  Agreement by Debtors.  Each Debtor agrees that it will not, and it will not permit any affiliate or subsidiary to, take any action in contravention of the provisions of this Agreement.

22.  Miscellaneous Provisions.

(a)  Binding Effect; Authorization.  This Agreement shall be binding on Debtors, the Administrative Agent, the Lenders, the Trustee and the Noteholders, and deemed effective, when executed by the Borrower, the Administrative Agent and the Trustee.  The Trustee is authorized under the Indenture to execute and deliver this Agreement for and on behalf of the Noteholders.  The Administrative Agent is authorized to execute and deliver this Agreement for and on behalf of the Lenders.  The Borrower is authorized to execute and deliver this Agreement for and on behalf of all present and future Debtors, who by becoming directly or contingently liable for the Lender Obligations shall be deemed to have acknowledged and agreed to be bound by the terms of this Agreement.

(b)  Parties Intended to be Benefited.  All of the understandings, covenants and agreements contained herein are solely for the benefit of the Administrative Agent, the Lenders, the Trustee and the Noteholders and there are no other Persons (including Debtors) which are intended to be benefited in any way by this Agreement.

(c)  No Limitation Intended.  Nothing contained in this Agreement is intended to affect or limit, in any way, the rights that each of the parties hereto has insofar as the rights of such party and third parties are involved.  The Administrative Agent, on behalf of itself and the Lenders, and the Trustee, on behalf of itself and the Noteholders, hereto specifically reserve all of their respective rights against the Debtors and other Persons.

(d)  Notices.  All notices, demands and other communication which a party may desire, or may be required, to give to another shall be in writing shall be delivered personally against receipt, or sent by recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by telecopy, and shall be addressed to the party to be notified as follows:

Lenders:	Bank of America, N.A.,
as Administrative Agent
555 South Flower Street
Los Angeles, California 90071
Attn: Janice Hammond
Telephone: (213) 345-1210
Telecopier: (213) 345-1213

Noteholders:	U.S. Bank National Association
180 East 5th Street
St. Paul, Minnesota 55101
Attn: Corporate Trust Department
Telephone: (612) 244-0721
Telecopier: (612) 244-0711

Any Debtor:	c/o Hard Rock Hotel, Inc.
4455 Paradise Road
Las Vegas, Nevada 89109
Attn: James Bowen
Telephone: (702) 693-5031
Telecopier: (702) 893-9054

Any such notice, demand, or communication shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage prepaid, if sent by registered or certified mail, or when answerback received, if sent by telecopier.  The address for a party may be changed by notice given in accordance with this subsection.  All notices or other items required hereby to be delivered to any Lender shall be delivered to the Administrative Agent.  All notices or other items required hereby to be delivered to any Noteholder shall be delivered to the Trustee.

(e)  Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to the choice of law or conflicts of laws provisions thereof.

(f)  Effectiveness and Condition Precedent.  The subordinations, agreements and priorities set forth hereinabove shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with any Debtor.

(g)  Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the participants, transferees, successors, and permitted assigns of the parties hereto; provided, however, that neither the Trustee nor the Noteholders shall transfer or assign any of their rights or obligations hereunder, or transfer or assign all or any part of their interest in the Liens securing the Noteholder Obligations to any person or entity, except in connection with the transfer of the Notes, without the prior written consent of the Administrative Agent (on behalf of the Lenders), any assignment being made in violation hereof being void ab initio.  The Trustee, on behalf of itself and the Noteholders, further agrees that if Debtors are in the process of refinancing all or any portion of the Lender Obligations with new lenders (the “New Creditors”) providing credit conforming to the definition of “Lender Obligations”, and if Administrative Agent makes a request of the Trustee, the Trustee shall, on behalf of itself and the Noteholders, promptly confirm in writing that the rights of the Administrative Agent and the Lenders under this Agreement shall inure to the specific benefit of such New Creditors (subject to a written assumption by the New Creditors of the obligations of the Administrative Agent and the Lenders hereunder).

(h)  Headings.  Section headings used in this Agreement have been set forth herein for convenience of reference only.  Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Agreement.

(i)  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(j)  Waivers.  No failure on the part of the Administrative Agent or the Lenders to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(k)  Attorneys’ Fees.  If it becomes necessary for Administrative Agent, the Lenders, the Noteholders or Trustee to commence any proceedings or actions to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party’s reasonable costs and expenses in prosecuting such proceedings and actions, including reasonable attorneys’ fees, the usual and customary and lawfully recoverable proceeding costs, and all the expenses in connection therewith.

(l)  Entire Agreement; Conflict with Noteholder Documents; Modifications.  This Agreement contains all of the terms and conditions agreed upon by the parties relating to its subject matter and supersedes all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, respecting that subject matter.  No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Administrative Agent (on behalf of the Lenders), and the Trustee, in its capacity as trustee under the Indenture.

(m)  Counterparts.  This Agreement may be signed in any number of counterparts, each of which will constitute an original, and all of which, taken together, shall constitute but one and the same agreement with the same effect as if the signatures thereon were upon the same instrument.

(n)  Trustee Protected.  Nothing contained in this Agreement shall be construed to impose any liability on the Trustee for any action or omission independently taken or made by any Noteholder, regardless of whether such action or omission violates or contravenes any provision hereof.  The Trustee shall be entitled to all of the rights provided in the Indenture, including Sections 7.2 and 7.7 thereof, in carrying out its duties hereunder.

(o)  Revival.  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Lender Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender in connection with any Insolvency Proceeding or otherwise, all as though such payment had not been made.

[THIS SPACE INTENTIONALLY LEFT BLANK –
SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

“Administrative Agent”

BANK OF AMERICA, N.A., as Administrative Agent for the Lenders

By:
Name:
Title:

S-1

“Trustee”

U.S. BANK NATIONAL ASSOCIATION, as Trustee for and on behalf of the Noteholders

By:
Name:
Title:

2

“Borrower”

HARD ROCK HOTEL, INC., a Nevada corporation

By:
Name:
Title:

3